AMENDMENT TO THE INDENTURE OF

ING CORPORATE LEADERS TRUST FUND – SERIES A

The Indenture of ING Corporate Leaders Trust Fund – Series A (the “Indenture”) is hereby amended effective May 1, 2014, pursuant to Section 11.12 of the Indenture, as follows:

1.	The term “Sponsor” is defined as “Voya Investments, LLC or its successor or any successor Sponsor appointed as provided herein.”

2.	The name of ING Corporate Leaders Trust Fund shall be “Voya Corporate Leaders Trust Fund.”

Dated: November 25, 2013

ING Investments, LLC, as Sponsor

Name:Todd Modic
Title: Senior Vice President

The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee

Name: Mary Jean Milner
Title: Managing Director

AMENDMENT TO THE AMENDED AND RESTATED TRUST INDENTURE OF

ING CORPORATE LEADERS TRUST FUND – SERIES B

The Amended and Restated Trust Indenture of ING Corporate Leaders Trust Fund – Series B (the “Indenture”) is hereby amended effective May 1,2014, pursuant to Section 11.01 of the Indenture, as follows:

1.	The term “Sponsor” is defined as “Voya Investments, LLC or its successor or any successor Sponsor appointed as provided herein.”

2.	The name of ING Corporate Leaders Trust Fund shall be “Voya Corporate Leaders Trust Fund.”

Dated: November 25, 2013

ING Investments, LLC, as Sponsor

Name: Todd Modic
Title: Senior Vice President

The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee

Name: Mary Jean Milner
Title: Managing Director